Exhibit 23.1

CONSENT OF PATTON BOGGS LLP

We hereby consent to (a) be named in the second post effective amendment to the Registration Statement of AmeriVest Properties Inc. (File No. 333-31690) (“Registration Statement”) and in the prospectus that constitutes a part of the Registration Statement as acting as counsel with respect to the issuance of the shares to be issued upon the exercise of the warrants described in the Registration Statement; and (b) to the filing of our opinion dated March 3, 2000 as an exhibit to the Registration Statement.

/s/ Patton Boggs LLP

June 11, 2002